EXHIBIT 3.109
ARTICLES OF INCORPORATION OF
KIRKSVILLE HOSPITAL CORPORATION
The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under the General and Business Corporation Law of Missouri (the “Missouri Code”), adopt the following Articles of Incorporation:
ARTICLE ONE
The name of the Corporation is Kirksville Hospital Corporation.
ARTICLE TWO
The street address of its initial registered office is 221 Bolivar Street, Jefferson City, Missouri 65101, and the name of its initial registered agent at such address is Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company.
ARTICLE THREE
The aggregate number, class and par value, if any, of shares which the corporation shall have authority to issue shall be One Thousand (1,000) shares of $.01 par value common stock.
The preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, if any, in respect to the shares of each class are as follows:
The corporation shall have one class of stock and such common stock shall have unlimited voting rights and the right to receive the net assets of the corporation upon dissolution of the corporation.
ARTICLE FOUR
The extent, if any, to which the preemptive right of a shareholder to acquire additional shares is limited or denied.
Shareholders of the corporation shall have no preemptive rights to acquire additional shares of the corporation.
ARTICLE FIVE
The name and place of residence of each incorporator is as follows:
Virginia D. Lancaster
155 Franklin Road, Suite 400
Brentwood, TN 37027
ARTICLE SIX

The number of directors to constitute the first board of directors is three. Thereafter the number of directors shall be fixed by, or in the manner provided by the bylaws. Any changes in the number will be reported to the Secretary of State within thirty calendar days of such change.
ARTICLE SEVEN
The duration of the corporation is perpetual.
ARTICLE EIGHT
The corporation is formed for the following purposes:
The purpose of the Corporation is to own and operate health care facilities and to engage in any lawful act or activity for which corporations may be organized under the Missouri Code.
ARTICLE NINE
A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 351.345 of the Missouri Code, or (iv) for any transaction from which the director derived any improper personal benefit. If the Missouri Code is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Missouri Code, as so amended.
Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
indemnitee has met the applicable standard of conduct set forth in the Missouri Code, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, or in the case of such a suit brought by the indemnitee, shall be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled under this Article or otherwise to be indemnified, or to such advancement of expenses, shall be on the Corporation.
C. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under these Articles of Incorporation or any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
D. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any indemnitee against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Missouri Code.

E. Indemnity of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article or as otherwise permitted under the Missouri Code with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
ARTICLE ELEVEN
The Board of Directors of the Corporation shall have the power to adopt and amend the Bylaws of the Corporation.
IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 2nd day of June, 2000.
/s/Virginia D. Lancaster
Virginia D. Lancaster, Incorporator

State of Tennessee
County of Williamson
I, Ann Miles, Notary Public, do hereby certify, that on this 2nd day of June, 2000, personally appeared before me Virginia D. Lancaster, who being by me first duly sworn, declared that she is the person who signed the foregoing document as incorporator and that the statements herein contained are true.
/s/ Ann Miles
Notary Public
My commission expires 11/30/02

State of Missouri
Rebecca McDowell Cook
Secretary of State
CORPORATE DIVISION
CERTIFICATE OF INCORPORATION
WHEREAS, duplicate originals of Articles of Incorporation of KIRKSVILLE HOSPITAL CORPORATION have been received and filed in the office of the Secretary of State, which Articles, in all respects, comply with the requirements of General and Business Corporation Law;
NOW, THEREFORE, I, REBECCA McDOWELL COOK, Secretary of State of the State of Missouri, by virtue of the authority vested in me by law, do hereby certify and declare this entity a body corporate, duly organized this date and that it is entitled to all rights and privileges granted corporations organized under the General and Business Corporation Law.
IN TESTIMONY WHEREOF, I have set my hand and imprinted the GREAT SEAL of the Sate of Missouri, on this, the 5th day of June, 2000.
/s/ Rebecca McDowell Cook
Secretary of State

File Number 200331711647
Charter #00484292
Date Filed: 11/10/2003 aa:14 AM
Matt Blunt
Secretary of State
State of Missouri
Change/Resignation of Agent 1 Page(s)
Statement of Change of Registered Agent and/or
Registered Office
By a Foreign or Domestic For Profit or Nonprofit Corporation.
Instructions
1. This form is to be used by either a for profit or nonprofit corporation to change either or both the name of its registered agent and/or the address of its existing registered agent.
2. There is a $10.00 fee for filing this statement. It must be filed in DUPLICATE.
3. P.O. Box may only be used in conjunction with a physical street address.
4. Agent and address must be in the State of Missouri.
5. The corporation may not act as its own agent.
Charter No. 484292
(1) The name of the corporation is: KIRKSVILLE HOSPITAL CORPORATION
(2) The address, including street and number, of its present registered office (before change) is: 221 Bolivar Street, Jefferson City, MO 65101
(3) The address, including street and number, of its registered office is hereby changed to: 300-B East High Street, Jefferson City, MO 65101
(4) The name of its present registered agent (before change) is: CSC Lawyers Incorporating Service
(5) The name of the new registered agents is: National Registered Agents, Inc.
Authorized signature of new registered agent must appear below

/s/ Stephanie Thomas
(6) The address of its registered office and the address of the office of its registered agent, as changed, will be identical.
(7) The change was authorized by resolution duly adopted by the board of directors.
In affirmation of the facts stated above,
/s/ Kimberly A. Wright
Kimberly A. Wright
Asst. Sec.
October 23, 2003